****TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
BY HYPERCOM CORPORATION
UNDER 17 C.F.R. SECTION 200.80(B)(4),
200.83 AND 240.24b-2

EXHIBIT 10.38

MANUFACTURING AGREEMENT

This Manufacturing Agreement is entered into this 1st day of February, 2011 (“Effective Date”) by and among the following parties:

(1) Hypercom Corporation, a Delaware corporation having an address at 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona USA 85260 hereinafter referred to as "Hypercom", “HYC” or “Customer”, and

(2) MiTAC International Corporation, a R.O.C. corporation having its principal office at No. 1, R&D 2nd Rd., Hsin-Chu Science Industrial Park, Hsin-Chu Hsien, Taiwan, R.O.C., hereinafter referred to as “MiTAC” or “Supplier”.

Hypercom and MiTAC are referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, MiTAC has significant expertise in the design, development and manufacture of mobile PDAs; and

WHEREAS, based on MiTAC’s expertise in the area of mobile PDAs and its response to Hypercom request for proposal, Hypercom awarded MiTAC several Point of Sale (“PoS”) terminal projects in which MiTAC applied its expertise to design and develop Hypercom’s Broadcom-based Next Generation PoS Products which project was memorialized in a development agreement dated October 6 2009 (hereinafter referred to as the “Development Agreement”);

WHEREAS, MiTAC now wishes to be awarded the next phase of Hypercom’s “go to market” strategy for its next generation PoS terminal platform, namely the industrialization and high volume manufacture of Hypercom’s products;

WHEREAS, in Article 2 of the Development Agreement, the Parties had contemplated that MiTAC would provide such manufacturing services;

WHEREAS, the Parties now wish to formalize their understanding with respect to such manufacturing services including purchasing, assembly, integration, manufacture, testing and delivery as well as sustaining engineering services such as design improvements, quality management, cost reduction, component end of life management and the like, as agreed in Articles 2 and 11 of the Development Agreement;

WHEREAS, the Parties agree that time is of the essence with respect to beginning such manufacturing services and continuing such sustaining engineering services and that to progress quickly, a fully binding Manufacturing Agreement (this agreement) must be signed by the Parties that formalizes the baseline understanding between them and that the Parties will work together over the [****]; and.

WHEREAS, the Parties agree that they will use their best efforts to further sign a side agreement to this Agreement for contract manufacturing projects within [****].

NOW, THEREFORE, in consideration of the preamble recited above the Parties hereby agree as follows.

[****] Confidential Treatment Requested
pg. 1

1.	DEFINITIONS

In addition to other terms that may be defined in this Agreement, including the above preamble , the following terms, when the first letter is capitalized, whether in singular or plural form, as appropriate, have the meanings set forth in this Article and all words importing gender include the masculine, feminine and neuter genders.

1.1	“Affiliate”
“Affiliate” means, with respect to either Party, any entity controlling, controlled by, or under common control with, such Party, where “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control”) means, with respect to a corporation, ownership of more than 50% of the shares (attributable to the controlled corporation) entitled to vote for the election of directors or other managing authority.

1.2	“Agreement”
“Agreement” refers to this Manufacturing Agreement, including all of its Schedules, as may be amended from time to time in accordance with its terms.

1.3	“Approved Vendor List” or “AVL”
“Approved Vendor List” or “AVL” refers to the list of approved vendors for Components as may be amended from time-to-time.  All vendors for K-S Components (see Article 1.11) shall be mutually approved while vendors of K-C components can be selected solely by Customer with MiTAC feedback.  Vendors of N-K components can be selected solely by MiTAC.  Components shall not be purchased from vendors that are not on the AVL.

1.4	“Associated Deliverables”
“Associated Deliverables” is a subset of the Finished Product and shall refer to those items which must be prepared and delivered by MiTAC to Hypercom as further detailed in the applicable Finished Product Schedule. Such deliverables will include, but not be limited to, manufacturing procedures, work instructions, test and loading procedures, test software, documentation, manufacturing deviations, product traceability and other Hypercom-related product processes, procedures and documentation, software and hardware. The timely delivery of the Associated Deliverables is material term of this Agreement and shall be measured based on the use of the Hypercom sales business processes and final customer service agreements together with a review of the requested delivery date (RD), the confirmed delivery date (CD) and the latest delivery date (LD).

1.5	“Blanket Purchase Order”

 Intentionally left blank.

1.6 “Contemplated Amendment”
“Contemplated Amendment” refers to the amendment to this Agreement that the Parties expect to finalize within [****] and that shall provide further details, additional information and processes for this Agreement.

1.7	“Costed BOM”
“[****].

[****] Confidential Treatment Requested
pg. 2

1.8	“Business Day”
“Business day” refers to a day, from Monday through Friday, that commences at 12:00am (local time) and ends on the same day at 11:59pm (local time), and has not been declared as a national holiday in Taiwan or China, where applicable (when referencing an obligation of MiTAC) or in the United States (when referencing an obligation of Hypercom). The parties agree, however, that upon mutual agreed terms production runs can occur on Saturday and / or Sunday.  In such a case, it will mean that Hypercom has urgent production requirements and, consequently, MiTAC agrees that during such periods all related functions such as quality control, the inventory of Finished Products, the shipping of Finished Products (if legally possible) and all other supporting activities (if legally possible) needed to ensure the continuing distribution of Finished Products shall also continue to operate.

1.9	“Calendar Day”
Calendar Day refers to a calendar day that commences at midnight Pacific Time and ends on the same day at 11:59 pm (Pacific Standard Time).

1.10	“CAP”
“CAP” refers to a corrective action plan necessary to address MiTAC’s failure to meet any KPIs.

1.11	“Component”
“[****].

1.12 “Component Database”
“Component Database” refers to the database maintained by MiTAC, provided to Hypercom on a regular basis and on request, that contains certain information relating to the Finished Products and the Components that make up the Finished Product including the Costed BOM, the AVL, the part numbers etc.  Information in the Component Database can only be changed pursuant to the ECN procedures relating to the information sought to be changed.

1.13	“Component Lead Time”
“Component Lead Time” refers to the period of time (in weeks), as provided by a Component vendor, between the date a Purchase Order is released by MiTAC and the date MiTAC receives the Component at the Facility. Those lead times have to be agreed in writing by Hypercom.

1.14	“Confidential Information”
“Confidential Information” shall be as defined in the NDA set forth in Schedule 35.

[****] Confidential Treatment Requested
pg. 3

1.14-a  “Delivery Date”

“Delivery Date” refers to the date the Finished Products must be delivered to the Delivery Location, as specified on a valid Purchase Order (or Release Order) or as otherwise agreed in writing to by the Parties (e.g. production plan etc). Timely delivery of Finished Products under this Agreement is a material term of this Agreement and will be reviewed by considering the requested delivery date (RD), the confirmed delivery date (CD) and the latest delivery date (LD).

1.15	“Delivery Location”

“Delivery Location” refers to the location to which the Finished Products must be delivered, as specified in a Purchase Order (or Release Order), or such other location agreed in writing by the Parties.

1.16	(Intentionally Left Blank)

1.17	“ECO” or “Engineering Change”
“ECO” or “Engineering Change” refers to an engineering change notice as defined in Article 3.9.

1.18	“Excess Inventory”
“[****].

1.19	“Facility”
“Facility” refers to the segregated, locked, walled, restricted access space, which MiTAC uses for the manufacture of a Finished Product at MiTAC’s existing manufacturing facility identified in Schedule 14, or such other MiTAC manufacturing site(s) approved by Hypercom in writing.

1.20	“Finished Product”
“Finished Product” refers to the item(s) listed in a completed Finished Product Schedule executed by the Parties.

1.21	“Finished Product Family”

“Finished Product Family” refers to Finished Products that incorporate substantially the same components and or subassemblies.

1.22	“Finished Product Lead Time”
“Finished Product Lead Time” refers to the period of time, as may be specified in the applicable Finished Product Schedule, between the date a Purchase Order (or Release Order) is received by MiTAC and the date of shipment of Finished Product to Hypercom.

[****] Confidential Treatment Requested
pg. 4

1.23	“Finished Product Schedule”
“Finished Product Schedule” has the meaning assigned in Article 3.1.1, and includes any amendment to a Finished Product Schedule agreed in writing by the Parties.

1.24	“Forecast”
“Forecast” has the meaning ascribed to it in Article 5.1.

1.25	“Hypercom Equipment”
“Hypercom Equipment” refers to the tooling, fixtures, appurtenances, test hardware and software, equipment and any other items provided or to be provided by Hypercom to MiTAC, or bought by MiTAC in the name of Hypercom and later paid by Hypercom to MiTAC, as agreed to by the Parties in writing.

1.26	“Hypercom Material”
“Hypercom Material” refers to any Components and other materials used in a Finished Product, or in the manufacture or testing of a Finished Product, to be provided by Hypercom to MiTAC, or bought by MiTAC in the name of Hypercom and later paid by Hypercom to MiTAC, as listed in the applicable Finished Product Schedule.

1.27	“Hypercom Property”
The definition of “Hypercom Property” is set forth in Article 14.3.

1.28	“Hypercom Supplied Items”
“Hypercom Supplied Items” refers to the production records, technical documentation, test programs and equipment, production programs and equipment, software, hardware and the like provided to MiTAC as listed in Schedule 6,  Equipment / Asset List / Supplied Items, or as otherwise detailed in the Hypercom Equipment and Hypercom Material or Finished Product Schedule.

1.29	“Intellectual Property” or “IP”
“[****].

1.30	“KPIs”
“[****].

1.31	“LBO”
“LBO” refers to a last time buy order in the event of a vendor’s obsolescence of a Component(s).

1.32	“Long Lead time Component”
“Long Lead time Component” refers to any Component for which the minimum duration necessary for MiTAC to procure such Component from the relevant third Party vendor, is not less than the duration identified in the Product Schedule or quarterly Special Inventory declarations.

[****] Confidential Treatment Requested
pg. 5

1.33	“Manufacturing Procedures”
“Manufacturing Procedures” refers to those manufacturing, testing and packaging processes, procedures and specifications relating to each Finished Product as determined from time to time by Hypercom and agreed to in writing by MiTAC, which agreement shall not be unreasonably withheld.

1.34	“MBOH”
“MBOH” refers to the material burdened overhead.

1.35	“Minimum Order Quantity”
“Minimum Order Inventory” refers to any Component for which the minimum quantity for such Component that MiTAC is required to procure in any single order with the relevant third-Party vendor is greater than the quantity of such Component required to fulfill (i) any accepted Purchase Order for a Finished Product which requires such Component or (ii) any Forecast for a Finished Product which requires such Component, and shall include Components that are sold in bulk quantities, multiple-packs, reels or tapes. All Minimum Order Quantities are set forth in the Component Database and cannot be exceeded without Hypercom’s prior written consent.

1.36	“Mix Change”
“Mix Change” refers to the substitution of a given quantity of Finished Products that appear in one Forecast with an equal quantity of different Finished Products in a subsequent Forecast; provided, however, that the substitute Finished Products are members of the same Finished Product Family as the originally forecasted Finished Products.

1.37	“POR” or “Plan of Record”
“[****].

1.38	“NDA”
“NDA” shall have the meaning ascribed to it in Article 1.09 of the Development Agreement

1.39	“New Process Technology”
“New Process Technology” refers to New Technology created by Hypercom other than New Product Technology which relates to the manufacture and supply of a Finished Product, including without limitation, any processes, procedures, methods, tooling, fixtures, appurtenances, test hardware, software or equipment.

1.40	“New Product Technology”
“New Product Technology” refers to New Technology created by Hypercom that relates to a Finished Product, including without limitation, the design, layout, specifications or component parts or any New Technology that is solely, uniquely or specifically related to a Finished Product or the manufacture, test or packaging of a Finished Product.

1.41	(Intentionally Left Blank)

[****] Confidential Treatment Requested
pg. 6

1.42	“NPI”
“NPI” refers to New Product Introduction as further described in Article 3.8.1.

1.43	“Obsolete Material”
“Obsolete Material” refers to all Components, materials, and supplies for which there have been no purchases due to engineering change and/or other project change requested by Hypercom. Relevant actions regarding those obsolete components have to be agreed in writing by the Parties.

1.44	“PCBA”
“PCBA” refers to Printed Circuit Board Assembly.

1.45	“Pre-Existing IP”
“[****].

1.46	“Prices”
“Prices” refers to the prices to be charged by MiTAC to Hypercom for each Finished Product as set forth in Article 6 hereof and the applicable Pricing Schedules, as may be revised from time-to-time in accordance with this Agreement, and as may be otherwise agreed in writing by the Parties from time to time. Pricing may be affected by delivery terms, process changes, ordered quantity or otherwise as mutually agreed.

1.47	“Product Specifications” or “Specifications”
“Product Specifications” or “Specifications” refers to those technical and functional requirements, specifications and other requirements pertaining to each Finished Product determined and provided in writing by Hypercom.

1.48	“Purchase Order”
“Purchase Order” refers, in the case of MiTAC, to the purchase order or other similar means, such as a shipping plan, submitted by MiTAC to Hypercom, and accepted by Hypercom to purchase Hypercom Supplied Items from Hypercom, and, in the case of Hypercom, refers to the purchase order or other similar means, such as a shipping plan, submitted by Hypercom and accepted by MiTAC in connection with the supply of a specified quantity of Finished Products or other items to Hypercom in accordance with this Agreement. Purchase Orders shall describe the Finished Products to which the Purchase Order relates including, but not limited to, Hypercom’s part number, the quantity of the Finished Product to which the Purchase Order relates, the Price as set out in the applicable Finished Product Schedule, and the Delivery Dates.

1.49	“QBR”
“QBR” refers to Quarterly Business Review.

1.50	“Quality Management Plan” or “QMP”
“Quality Management Plan” or “QMP” shall mean all documentation, processes and procedures necessary to manufacture, inspect and accept Finished Products, deliver and service the Finished Products as revised by the Parties from time to time, a copy of which is attached as Schedule 34 Quality Management Plan. The Quality Management Plan include, but is not limited to: (a) incoming quality assurance inspection and ECO control of material, (b) manufacturing, testing and process procedures and (c) manufacturing process control and quality control systems. Schedule 34 contains a non-exhaustive list of quality-related documents, such as applicable ISO norms, QMS, TL, TS and AS certifications, FIFO, 8D, ESD control, etc. It is a material term of this Agreement that those mandatory documents be used by MiTAC during the Finished Product Life Cycle to fulfill its obligations under this Agreement.

[****] Confidential Treatment Requested
pg. 7

1.51	Intentionally Left Blank

1.52	“Release Order”
“Release Order” refers to a Hypercom release order requesting and authorizing MiTAC to deliver a specified quantity of Finished Products covered by a Blanket Purchase Order, or a Purchase Order, on a specified Delivery Date to a Hypercom specified Delivery Location.

1.53	“RMA”
“RMA” refers to a return materials authorization.  There are three types of RMAs.
1.	DOA-RMA - MiTAC will issue an RMA for a product found to be deficient [****]. A DOA-RMA is considered a MiTAC warranty event.

2.	SPARE PARTS-RMA - MiTAC will issue an RMA for components found deficient [****]. A SPARE PARTS-RMA is considered a MiTAC warranty event.

3.
FAILURE ANALYSIS-RMA – During the warranty period, with respect to the key issues, should Hypercom request a MiTAC failure analysis on a MiTAC manufactured unit, MiTAC will issue a FAILURE ANALYSIS-RMA that will route the unit(s) to MiTAC Technical or Engineering resources for in-depth analysis with resulting report. If the specimen is under MiTAC warranty and has not been compromised, FAILURE ANALYSIS-RMA may be claimed as a MiTAC warranty event.

For each RMA, MiTAC will need to provide Hypercom with an RMA Contact person including, email and phone number.

1.54	“Services”
“Services” refers to those services provided or implemented by MiTAC necessary to fulfill its obligations under this Agreement.

1.55	“SKU”
“SKU” refers to a unique stock keeping unit number assigned by Hypercom to a specific Finished Product.

1.56	“Special Inventory”
“Special Inventory” has the meaning ascribed to it in Article 3.2.5.

1.57	“Taxes”
“Taxes” refers to all property, municipal, gross receipts, gross revenues taxes, sales, use, value added, goods and services, excise, harmonized and other non-recoverable taxes and other taxes and similar charges required to be paid to any domestic or foreign jurisdiction and all interest and penalties thereon.

1.58	“Term”
“Term” refers to the initial term and all renewals thereof pursuant to Article 16.

[****] Confidential Treatment Requested
pg. 8

1.59	“Top-level Assembly” or “TLA”
“Top-level Assembly” or “TLA” refers to complete Finished Product assemblies.

1.60	“Work Product”
“Work Product” shall have the same meaning as provided in Article 1.13 of the Development Agreement.

1.61	“$”, “USD” or “Dollars”
“$”, “USD” or “Dollars” refers to lawful money of the United States of America.

2.	SCOPE OF THE AGREEMENT AND APPLICATION OF THE DEVELOPMENT AGREEMENT

2.1
This Agreement applies to all Finished Products or Services ordered or acquired by Hypercom and provided by MiTAC during the Term. [****].  If there are any Finished Products now or hereafter supplied to Hypercom which are not listed herein and are not specifically covered by another agreement between MiTAC and Hypercom, then the Parties agree that such Finished Products shall be presumed to be supplied under the terms and conditions of this Agreement.

MiTAC has been chosen to provide the Finished Products and Services based on its specific expertise, including but not limited, to its expertise in:

1.	the supply of high quality small form factor handheld complex electronic products and related services;
2.	multinational project management and international product design, development and manufacturing;
3.	the identification and management of mutually agreed Component vendors;
4.
avoiding or mitigating the pitfalls and fluctuations in the Components market and the negative effects thereof (including but not limited to the mitigation of price increases, the mitigation of increased  lead times and component shortages;

5.	the negotiation, implementation and management of logistics and purchasing schemes on behalf of third parties;
6.	the management of complex manufacturing schedules;
7.
the optimization of a product manufacturing cycle to match its customers’ market constraints, particularly in terms of flexibility and reaction capability, by achieving the common production plan objectives (such as production cycle keeping capacity below 85% utilization);

8.	the reduction of product manufacturing costs without negative impact on quality; and the achievement of jointly agreed cost reduction plans;
9.	manufacturing high quality finished products, fulfilling “common quality goals” and following the “quality management plan” set forth in Schedule 34, Quality Management Plan;
10.	manufacturing highly secure devices that require significantly secure environments and tightly controlled access to manufacturing facilities;
11.	the management of complex and dynamic inventory management requirements;
12.	the management of international inventory requirements and the need for high turn over;
13.	the anticipation of issues and their proactive resolution; and
14.	providing sustaining engineering activities that ensure a continuing high level of technical support to continually improve the Finished Product and manage its life cycle, including its EOL.

[****] Confidential Treatment Requested
pg. 9

2.2
For the Term of this Agreement, Hypercom intends to fully benefit from MiTAC’s expertise by having MiTAC provide services relating to the full life cycle of some or all of Hypercom’s Broadcom-based Next Generation PoS Products including, but not limited to,:

(i)	Sourcing of Components

(ii)	Manufacturing of Finished Products

(iii)	Inventory of Components and Finished Products

(iv)	Packaging, Shipping and Delivery of Finished Products

(v)	Warranty of Finished Products

(vi)	Technical Support Services of Finished Products

(vii)	Ongoing Engineering Support

(viii)	Change Order Management

(ix)	Finished Product End of Life management

2.3
[****] the focus of this Agreement is the large scale manufacture of the point of sale terminal.  [****].

[****].

For purposes of this Agreement, should the Parties refer to the Development Agreement, then all references to “Customer” in the Development Agreement shall be understood to refer to Hypercom and all references to “Supplier” shall be understood to refer to MiTAC.

2.4  Applicable Parties.

This Agreement applies to MiTAC and all of MiTAC’s Affiliate(s) supplying Finished Products to Hypercom. Hypercom and its Affiliate(s) may purchase Finished Products under the terms and conditions of this Agreement if such Hypercom Affiliate provides MiTAC with prior written notice of their acceptance of the terms and conditions of this Agreement. [****]. In order for Hypercom Affiliates to place orders with MiTAC pursuant to this Agreement, Hypercom must first deliver to MiTAC a guarantee letter reasonably satisfactory to MiTAC.  Submission of a Purchase Order referencing this Agreement and the issuance of an order acknowledgment is deemed to constitute acceptance of the terms and conditions of this Agreement.

[****] Confidential Treatment Requested
pg. 10

3.	MITAC OBLIGATION – PRODUCT LIFE CYCLE MANAGEMENT

3.1	Finished Products

3.1.1	Finished Products
The purpose of this Agreement is for MiTAC to manufacture and supply to Hypercom the products that were developed pursuant to the Development Agreement (also referred to as a “Finished Product”).  The Parties shall complete and sign a document substantially in the form shown as Exhibit A to Schedule 37, Finished Products, for each Finished Product (each a “Finished Product Schedule”).  Each Finished Product Schedule may set forth the POR, the Product Introduction Plan, the Product Ramp Plan, the Development Schedule, the Product Milestone Schedule, the Product Requirements Document, the Quality Management Plan, the Product Specifications, prices for the Finished Product, and any other terms and conditions related to the Finished Product that the Parties may deem appropriate and mutually agree in writing.  Upon the effective date of such Finished Product Schedule, the supply and purchase of such Finished Product shall be subject to the terms of this Agreement until removal of such Finished Product from this Agreement in accordance with its terms or upon the expiry or prior termination of this Agreement.

3.2	Sourcing of Components

The Sourcing Components is a fundamental activity in the manufacturing process and Components represent a significant part of the overall cost of the Finished Product.  This Article 3.2 outlines the Parties’ basic obligations as it relates to Component sourcing.

In this Agreement, the Parties distinguish between two phases in the sourcing cycle: i) the identification, evaluation and selection of vendors; and ii) the purchasing of Components.

The first phase is a collaborative effort in which each Party has been allocated certain responsibilities while the second phase is the responsibility of MiTAC.

3.2.1	Phase 1 - Identification, Evaluation and Selection of Vendors

With respect to this Phase 1, the responsibility of the Parties has been categorized for all Component categories (see definitions 1.11).

Component Sourcing Negotiated by MiTAC

MiTAC hereby undertakes to provide the resources and necessary know-how to ensure the supply of quality [****]. MiTAC responsibilities include, but are not limited to:

•	Negotiating the prices of its ([****]) Components;
•	The supply of all Components in accordance with Hypercom’s needs;
•	Making early follow-up calls to secure supplies (all components except for consigned components and Hypercom buy-sell components);
•	Placing orders (i.e. issue P.O.s) and paying all suppliers (all components except for consigned components and Hypercom buy-sell components);
•	Drawing up and updating the list of Long Lead Time Components (all components except for consigned components and Hypercom buy-sell components); and
•
Ensuring Components comply with the files and parts lists provided by Hypercom it being understood that it shall be up to MiTAC, given its experience as a professional, to alert Hypercom when it considers that Components no longer meet the Finished Product reliability criteria (all components except for consigned components and Hypercom buy-sell components).

[****] Confidential Treatment Requested
pg. 11

3.2.2	Phase 2 – Purchasing Components

Once the source selection process is complete, MiTAC will be responsible for implementing the sourcing decisions and purchasing all Components.

MiTAC agrees to purchase “Components” for the manufacture of the Finished Products in accordance with the Hypercom’s sourcing report process as set forth in Schedule 33. To use other vendors of Materials, MiTAC must obtain Hypercom’s prior written consent through the Change Request process defined in Article 3.9, which consent shall normally be provided within [****] and, in any event, shall not be unreasonably withheld or delayed.  Where Hypercom has specified, in the Product Specifications or elsewhere, that third Party material is to be procured from specific vendors (“Third Party Material”), then MiTAC shall only procure such Third Party Material from the vendor authorized by Hypercom.  Certain information regarding Components, including but not limited to pricing, Minimum Order Quantities and vendor information is contained in the Components Database.

For all Components, MiTAC shall provide Hypercom, [****], with the updated BOM costs that were negotiated.

When Hypercom has negotiated vendor pricing [****], then Hypercom will provide a Sourcing Report to MiTAC and MiTAC shall apply these or better prices and terms to all orders, including orders already in progress, where possible.

Should Hypercom so request in writing, [****].  [****].

3.2.2.1	Claims against Component Suppliers

[****].

[****] Confidential Treatment Requested
pg. 12

3.2.2.2	Product Target Costing

At project kick-off, Hypercom will define the target cost per product family using a “reference SKU”. Cost for other SKUs (variants) within this family will be derived from “reference SKU”

•	[****].

•	[****].

Cost reductions

[****]:

•	[****].

•	[****].

3.2.3	Acceptance

MiTAC shall perform proper inspection testing (including but not limited to apparent defects and identity, or as otherwise specified by Hypercom) of Components or sub-assemblies. If such Components or sub-assemblies are rejected they will be returned at Supplier’s expense.

3.2.4	Flexible Sourcing
The Parties agree that, given the constraints on the point of sale market, it is vital to implement an approach that will maximise flexibility, so as to be in a position to adapt resources and production to fluctuations in forecast and orders. Hypercom and MiTAC will identify key components and vendors, and will work together to create a partnership program to integrate planning, demand management and propagation, WIP and inventory control via a network of EDI messaging that will enable risk mitigation and create down and upstream values within the entire supply chain.  MiTAC agrees that it has as an important objective to automate all of its key processes related to component supply and rely in collaboration methodologies to decrease the risks of supply disruption and cost and service control.

3.2.5	Long Lead Time, and, Minimum Order Quantity Components
Subject to Article 3.2 above, Hypercom authorizes MiTAC to purchase certain Components:  Unique Component, Long Lead Time Components, and, Minimum Order Quantity (collectively, “Special Inventory”). All Special Inventory Components and quarterly prices shall be identified and specified in writing as part of the Finished Product Schedule and in any subsequent updates to the schedule.  For purposes of this Agreement a “Unique Component” refers to all Components which are on the BOM of one of the Hypercom’s products manufactured by MiTAC but not on BOMs of any other products produced by MiTAC.

3.2.6	Allocation

[****].

[****] Confidential Treatment Requested
pg. 13

[****].

3.2.7	EOL of Sourced Components
When dealing with vendors, MiTAC must make regular enquiries as to the dangers of obsolescence in respect of the Components, and immediately forward the information to Hypercom so that any potential risks may be considered and managed.  As a result, MiTAC agrees to use diligent efforts to ensure that any Component used in the design and manufacture of a Finished Product does not have a foreseeable EOL that occurs prior to the end of the projected Finished Product's life. Subject to its compliance with any applicable confidentiality obligations, MiTAC will provide Hypercom with copies of preliminary specifications, working drafts of specifications and completed portions of specifications pertaining to the Components throughout the Term. MiTAC will use its best efforts to negotiate appropriate terms with vendors. When it is completed, MiTAC will promptly provide Hypercom with a copy of the final specification for any Component.

Notwithstanding the above, [****]. MiTAC shall promptly notify Hypercom in writing whenever a vendor announces LBO. In such case, MiTAC will investigate alternative solutions (e.g. negotiate with vendor extended lifetime of components, search for alternative components, product re-design) and present options to Hypercom. LBOs may not be placed by MiTAC without Hypercom’s prior written agreement. Such LBO will enter the overall Component stock maintained by MiTAC. Hypercom and MiTAC shall work in a cooperative effort to determine the most economical order quantity for purchase by Hypercom and subsequence consignment to MiTAC of Components. Hypercom and MiTAC shall also work in a cooperative effort to weigh such factors as cost to manufacture, component and material availability and inventory carrying costs in order to determine when to make LBOs.

3.2.8	Continued Improvement of Sourcing Activities

[****].

[****] Confidential Treatment Requested
pg. 14

Sourcing Phase Pre-Requisites to Commencing Mass Production

The life cycle of the Hypercom products, from design to EOL, can be categorized into different phases.  For purposes of this Agreement, the Parties can refer to the following distinct phases:

•	[****].

•	[****].

•	[****].

[****]

[****].

[****] Confidential Treatment Requested
pg. 15

3.3	Manufacturing of Finished Products

MiTAC shall manufacture all Finished Products that are the subject of a Purchase Order from Hypercom. MiTAC shall do so in strict conformity with the applicable manufacturing procedures including, but not limited to, the POR, the QMP and any other requirements of this Agreement and applicable Finished Product Schedule that controls the manufacture of any Finished Product.

Furthermore, MiTAC shall supply such Finished Products exclusively to Hypercom according to the terms of this Agreement and MiTAC shall keep records of and report to Hypercom in writing all Finished Product manufacturing runs, including those that were incomplete, of low quality or were otherwise unsatisfactory.

MiTAC shall not supply or otherwise make available Finished Products (whether in final or partially final form) to any person or entity other than Hypercom or its designee(s), including Finished Products: (i) that are considered excess inventory, (ii) that have been rejected for quality or other similar reasons, (iii) that have been rejected because they have been discontinued; or (iv) that have been rejected because they have been included in an EOL process.

 MiTAC shall also:

(a) provide all additional services that are mutually agreed upon by the Parties;

(b) provide Hypercom, on a daily basis, with a [****] and a recovery plan if there is any manufacturing backlog;

(c) inspect all Finished Products prior to shipment to Hypercom to determine whether such Finished Products meet the agreed upon process controls, test yields, end-of-line audits and out-of-box audits; and

(d) provide Hypercom with timely access to quality and manufacturing process data according to the following: rules:

PRODUCT QUALITY GOALS

(i)
MiTAC shall provide to Hypercom its product process quality goals using common industry practices and such goals shall include, at a minimum, [****]. Quality goals are considered a material obligation for MiTAC.

(ii)	MiTAC shall report its quality goals to Hypercom, in a manner [****].
(iii)
In the event MiTAC discovers a problem in its internal manufacturing process or in any area that could impede the planned production process, MiTAC will: (i) immediately notify Hypercom in writing of the nature of the problem and its potential implications, (ii) implement containment actions at both MiTAC’s place of business and/or a vendor manufacturing facility, (iii) as appropriate; implement Finished Product screening at its Facility of manufacture, and at vendors manufacturing facilities, (iv) report complete results to Hypercom covering root cause analysis, and (v) shall recommend to Hypercom short & long term permanent corrective actions. All of these actions shall be done at MiTAC’s cost unless the reason for such defect is solely attributable to Hypercom or its vendors (e.g., MiTAC has not breached any obligation under this Agreement).  If the Parties determine that it is a design issue for which Hypercom is responsible then the Parties shall cooperate to define a course of action.  In the case the above event is due to causes attributable to Hypercom, Hypercom shall be responsible for any resulting actions that needs to be taken for.

[****] Confidential Treatment Requested
pg. 16

MANUFACTURING REQUIREMENTS

(i)	[****].
(ii)	[****].
(iii)	[****].
(iv)	[****].
(v)	[****].
(vi)	[****].

SUPPLIER LINE FALLOUT

(i)	When requested by Hypercom, MiTAC shall provide in process fall-out data as in defects Pareto, yields, etc.
(ii)
MiTAC shall institute an aggressive plan to reduce and contain the CND (cannot duplicate defects) and shall use its best efforts to limit and/or prevent shipment of Finished Products containing CND defects to Hypercom.  This plan shall be made available to Hypercom upon request.

(iii)
MiTAC shall perform a failure analysis on all returned samples and shall provide the results to Hypercom quality engineering as requested.  MiTAC shall collect the data resulting from sample failure analysis and evaluate trends and recurrences for continuous improvement.

3.3.1	Manufacturing Facility
Unless otherwise agreed in a written Amendment to this Agreement, the exclusive location for all manufacturing that shall take place as a result of this Agreement shall be the Facility.  Furthermore, except as otherwise mutually agreed upon in writing by the Parties, MiTAC shall, at its cost, design, equip, secure and maintain the Facility such that it meets or exceeds the requirements of this Agreement and shall comply with all the requirements agreed upon by the Parties in writing regarding appropriate restricted access codes, restricted access zones, signage and security measures ([****]) at the Facility to protect the Finished Products and Hypercom Property. MiTAC may not change its Facility or place of manufacture of a Finished Product without receiving Hypercom’s prior written consent, not to be unreasonably withheld or delayed. Notwithstanding the preceding, MiTAC agrees to ensure that its facility meets the highest security standards applicable to facilities that manufacture financial devices that are often the subject of fraud and theft.

3.3.2	Product Line Capacity

3.3.2.1	Capacity report

MiTAC shall define manufacturing capacity for each Hypercom unique step in the manufacturing process and total manufacturing capacity for each Finished Product and/or Finished Product Family. Capacity Information along with up-to-date information on MiTAC's manufacturing capacity model and cycle time plan will be provided to Hypercom [****]. Component vendor capacity information will be provided on an as-needed basis.  In the Contemplated Amendment to this Agreement, MiTAC will use its best efforts to propose an approach by which each Component vendor will supply capacity information for Unique Component.

[****] Confidential Treatment Requested
pg. 17

3.3.2.2	Capacity modifications

[****]. In the event unique equipment is required to meet capacity requirements, MiTAC shall request additional Hypercom Equipment to be provided or reimbursement through NRE which shall not be unreasonably withheld by Hypercom. Upside flexibility will also be provided through the use of overtime, split and overlapping shifts to cover peak demands. Hypercom will be charged for overtime labor only in cases where Purchase Orders exceed the flexibility parameters set forth in Article 5.2.2.  Hypercom will cover the reasonable cost of reserving any additional capacity.

3.3.3	List of Property
Upon Hypercom’s written request, MiTAC shall provide Hypercom with a complete and detailed list of all tooling, fixtures, appurtenances, test hardware and software, equipment and other material obtained by MiTAC (except for Hypercom Tooling or Supplier Tooling) related to this Agreement and that are needed by MiTAC to fulfill its obligations to Hypercom under this Agreement (the “MiTAC Equipment”). This list will be updated as necessary and provided to Hypercom on a quarterly basis.  All costs associated with the MiTAC Equipment shall be borne solely by MiTAC.  MiTAC shall claim no intellectual property rights in such detailed lists and Hypercom may use such lists freely and without restriction.

3.3.4	Testing, Inspection and Acceptance
Testing, inspection and acceptance of manufactured Finished Products are subject to a process that is further detailed in the relevant Process and Product Inspection Guide (Schedule 15) or QMP (Schedule 34).

3.4	Inventory of Components and Finished Products

MiTAC agrees to manage the inventory of Finished Product-related Components and Finished Products according to the following.

3.4.1	Finished Product and Component Inventory Control
MiTAC shall ensure rigorous control of Finished Products and Components that are in inventory. MiTAC will provide a [****].

To limit Component volumes the Parties have established Minimum Order Quantities that are set forth in the Component Database.  [****].

[****] Confidential Treatment Requested
pg. 18

3.4.2	Safety Inventory Program
Unless otherwise agreed by the Parties, each Finished Product Schedule shall take into account MiTAC’s safety stock obligations and increases in Finished Product demand from Hypercom.

3.4.3	Inventory Management

(1) [****].

(2) [****].

Notwithstanding any other provision in this Article 3.4.3, Hypercom shall not be responsible for the unauthorized procurement of any Special Inventory.

The applicable aging report to be issued by MiTAC is set forth in Schedule 36.

3.4.4	Excess and Obsolete Inventory
[****].

[****].

[****].

With respect to Excess Inventory that is not Special Inventory, MiTAC has an obligation to mitigate damages.  MiTAC shall immediately mitigate any Excess Components that is not Special Inventory by:

(a) cancelling or rescheduling any outstanding orders for Excess Components (to the extent it is allowed to do so by the vendor without the payment of substantial penalties);

(b) re-allocating, if possible, all Excess Components for use by other MiTAC customers in other manufacturing facilities;

(c) returning Excess Components to the vendor (to the extent it is allowed to do so by the vendor without the payment of substantial penalties); or

(d) selling Excess Components to a third Party provided such Excess components do not contain highly sensitive technology relating to Hypercom Finished Products.

[****] Confidential Treatment Requested
pg. 19

3.5	Spare Parts

The Spare Parts policy applicable to this Agreement is set forth in Schedule 41.

3.6	Packing and Shipping of Finished Products

3.6.1	Packaging
At is sole expense, MiTAC shall package, bar code, label, and handle all Finished Products in accordance with the applicable Product Specifications and Manufacturing Procedures, or as otherwise directed by Hypercom in writing, including but not limited to pallet ID tags, commercial invoices and certificates of origin. MiTAC will protect Finished Products from damage, ensure reasonable protection from loss or damage during delivery and while in storage. MiTAC shall ensure that each shipment of Finished Products is accompanied by a packing slip that indicates, at minimum, a Product description, MiTAC part numbers, Hypercom part numbers and the applicable Purchase Order or Release Order number. The rules relating to packaging are further described in Schedule 24, Packaging Guidelines.

3.6.2	Delivery and Shipping Requirements
MiTAC will provide Hypercom a shipping and delivery forecast.  [****], mutually agreed shipping plan, or otherwise mutually agreed shipping quantity. MiTAC shall deliver the Finished Products to Hypercom at the Delivery Location on the Delivery Date. [****].

3.6.3	Penalty for Failure to Comply with Delivery Requirements
[****].

3.6.4	Delivery Date
Delivery Dates for Finished Products shall be as specified on each Purchase Order, Release Order or POR, unless otherwise mutually agreed in writing. Unless there is a publicly recognized unavailability of a particular Component, MiTAC shall accept all Hypercom requested Delivery Dates for Finished Products provided they are for quantities specified in Hypercom’s current Forecast and issued upon or in advance of such Delivery Dates taking into account the applicable Product Lead Time.

[****] Confidential Treatment Requested
pg. 20

3.6.5	Title and Risk

[****].

3.6.6	Drop Shipments
MiTAC agrees to maintain or develop worldwide direct ship capability from its location(s) directly to Hypercom customers or Hypercom designated field locations. This includes making shipments to the Hypercom global distribution centers in the Americas, Europe, the Middle East and Africa, and Asia Pacific. This distribution capability is known as “Supplier Direct”.

3.6.6.1	Drop Ship Process
MiTAC shall comply with the administrative and technical processes set out by Hypercom’s drop ship program documentation, as modified from time to time by Hypercom with reasonable notice to MiTAC, including any and all confidentiality requirements of Hypercom or third Parties. Such documentation shall be deemed to be incorporated by reference into this Agreement. MiTAC agrees that the shipping terms for drop shipped Finished Products may vary according to the designated Delivery Location and shall be agreed upon in each Purchase Order or Release Order.

3.6.6.2	Communication with Hypercom Customers
MiTAC shall include all documentation designated by Hypercom for inclusion with the relevant drop ship order, and shall not alter such documentation without the prior written consent of Hypercom. MiTAC acknowledges that most recipients of drop shipped Finished Products are Hypercom customers. Except as specifically required, MiTAC shall not communicate directly with Hypercom customers, and any Hypercom customer communications to MiTAC related to the Finished Products shall be promptly forwarded to Hypercom.

3.6.6.3	Drop Ship Program Costs
Any costs or expenses related to MiTAC’s access, implementation, training or other expenses relating to the drop ship program shall be mutually agreed.

3.6.6.4	Inspection and Rejection
Hypercom reserves the right to perform this inspection using ISO 2859X (“AQL”) at the Facility upon notice to MiTAC prior to shipment. Subject to the terms of this Agreement, Hypercom may reject Finished Products, in whole or in part, where the AQL inspection reveals the Finished Products are damaged, defective in material or workmanship or do not meet Hypercom specifications or quality standards.  Hypercom’s decision or not to inspect Finished Products does not affect Hypercom’s right to the warranties set forth in Article 3.7, it being understood that any warranty claims based on a paying warranty can only be filed if the warranty has been paid for according to its terms.

Notwithstanding the above, MiTAC shall perform outgoing quality inspections.

3.6.7	Late Delivery
MiTAC shall immediately notify Hypercom in writing upon becoming aware that any part of a shipment of Finished Products will not be, or has not been, delivered by the Delivery Date previously confirmed by MiTAC and shall provide written explanation for the delay, with a revised delivery date. [****].

[****] Confidential Treatment Requested
pg. 21

3.6.8	Liquidated Damages
[****].

3.7	Finished Product Warranty

MiTAC hereby provides the following warranties according to the terms set forth below:

•	[****]

•	[****]

•	[****]

•	[****]

[****].

[****] Confidential Treatment Requested
pg. 22

3.7.1	[****]

[****]:

•	[****].

3.7.2	[****]

[****]:

•	[****].

•	[****].

•	[****].

•	[****].

•	[****].

•	[****].

[****] Confidential Treatment Requested
pg. 23

3.7.3	[****]

[****]:

•	[****].

•	[****].

•	[****].

•	[****].

•	[****].

[****].

[****] Confidential Treatment Requested
pg. 24

3.7.4	Epidemic Failure Warranty

[****].

3.7.5	[****]
[****].

[****] Confidential Treatment Requested
pg. 25

3.7.6	Out of Warranty Repairs

After the Warranty Period, Hypercom may refer the repair of Finished Products to MiTAC, provided repair or replacement times shall not exceed:

(a)	[****]; or
(b)	[****].

Defective Products shall continuously be returned for repair in batches within reasonable time after the failure has been recognized.  [****].

The applicable repair prices will be those agreed for the batch concerned.  The prices for repairs shall be negotiable yearly. The revised prices shall once again be firm and not subject to further negotiation for one year, unless material prices fluctuate in a material manner due to price influences including but not limited to market conditions and currency exchange rates.

If a Component or sub-assembly becomes obsolete, Hypercom and MiTAC shall agree to examine alternative solutions allowing the Finished Products to be repaired and restored.

3.7.7	No Other Warranties

EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 3 AND ARTICLE 4.4, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, FOR PRODUCTS FURNISHED HEREUNDER OR IN CONNECTION HEREWITH.  MITAC SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.  THIS ARTICLE 3 AND ARTICLE 4.4 STATES MITAC' SOLE WARRANTY FOR ANY PRODUCTS DELIVERED HEREUNDER.

3.8	Ongoing Engineering Support

During the manufacturing phase contemplated by this Agreement, MiTAC is expected to apply its expertise to continue to provide valuable input on technical improvements that can be applied to the Finished Products in order to improve their competitiveness, technical capabilities, pricing and the like.  This obligation flows from Articles 2.02, 2.04 and 2.07 of the Development Agreement.  Depending on the nature of the recommendations made by MiTAC the Parties may elect to apply Article 3.9 hereof if an Engineering Change Request is agreed.

3.8.1	NPI and Design Services
Furthermore, as defined in Article 2 of the Development Agreement, MiTAC shall provide pre-launch New Product Introduction (“NPI”) and design services for all Finished Products that were designed and developed pursuant to the Development Agreement.  Post launch NPI and Design Services shall be reviewed by the Parties on a regular basis to determine the appropriate manner in which to manage them.

Notwithstanding the preceding, MiTAC is responsible for managing and satisfying all Hypercom’s demands during ramp-up (NPI phase) and mass production phase. This includes – but is not limited to – the following tasks:

•	meeting regulatory and safety requirements
•	optimizing Finished Products in the event of quality issues
•	manage the continued supply of Components, especially in situations such as allocation, end-of-life, shortages etc.
•	manage the continuous improvements necessary to achieve cost reductions (re-design-to cost), optimize manufacturing (design for manufacturing/test) and quality
•	Change management

Further to its obligations in Article 11 of the Development Agreement, MiTAC will be responsible for all technical support for Finished Products according to the financial conditions set forth in Exhibit B of the Development Agreement.

[****] Confidential Treatment Requested
pg. 26

3.9	Change Order Management

Subject to the terms of this Article and the Agreement more generally, either Party may propose to the other Party modifications to the current method of operation. (hereinafter referred to as an “Engineering Change” or an “ECO”).

3.9.1	MiTAC Proposed Changes
[****].

Where MiTAC wishes to make an Engineering Change, MiTAC shall issue an ECO, which shall include, without limitation, sufficient details regarding the nature of the proposed change, the reason for the proposed change, details regarding its implementation, the impact of the change (including but not limited to scheduling and Prices) on any Purchase Orders or Releases, and the proposed implementation date of the Engineering Change. Promptly after issuing the foregoing ECO, MiTAC shall, at a mutually agreed upon cost, provide Hypercom with sufficient evaluation samples of the affected Finished Product (after having incorporated the Engineering Change) and other information requested by Hypercom to enable Hypercom to evaluate the Engineering Change. Hypercom may, acting in its sole and absolute discretion, reject any Engineering Change and shall notify MiTAC in writing of such rejection within a reasonable period of time from its receipt of such Finished Product samples and other information. While Hypercom is considering an Engineering Change or if Hypercom rejects an Engineering Change, MiTAC shall continue to manufacture and supply a Finished Product, in accordance with the terms of this Agreement, without the Engineering Change. Where Hypercom provides its written approval of the Engineering Change, MiTAC shall implement the change on a mutually agreed upon schedule.

3.9.2	Hypercom Requested Changes
Hypercom may, at Hypercom’s cost, amend Hypercom drawings or designs, or the Specifications, through an ECO, provided Hypercom pays to MiTAC any reasonable non-recurring charges, if any, and/or revised Prices for such Finished Products. Subject to agreement in the charges and expenses and/or revised Prices, MiTAC shall implement such changes within a period of time as mutually agreed by the Parties. Where the ECO is required to bring Finished Products into compliance with applicable laws, statutes, regulations, codes, standards or other requirements, MiTAC shall use best efforts, implement the changes as soon as possible.

3.10	Finished Product Discontinuation and EOL Process

[****].

[****] Confidential Treatment Requested
pg. 27

3.10.1	Re-introduction of Discontinued Finished Products

[****].

4.	MITAC’S GENERAL OBLIGATIONS

4.1	Business Continuity and Disaster Recovery Plan

MiTAC shall maintain a Business Continuity and Disaster Recovery Plan, as attached hereto as Schedule 12, Risk Assessment and Business Recovery Plan. The Parties agree to review the Business Continuity and Disaster Recovery Plan as part of the QBR process and Hypercom will impose measurable criteria to ensure that MiTAC has implemented such a plan.

4.2	Qualification Process

[****].

MiTAC, and its vendors, shall participate in and comply with Hypercom’s sourcing, qualification and other required processes to ensure that MiTAC and the Finished Products can meet the Manufacturing Procedures, QMP and the Product Specifications and also that MiTAC is following the Hypercom sourcing procedures for the selection and pricing of Components.

MiTAC will send a mutually agreed number of suitably qualified MiTAC personnel to the facility designated by Hypercom to attend training sessions conducted by Hypercom or a third Party regarding the manufacturing of the Finished Products in accordance with the Manufacturing Procedures and QMP.  All MiTAC personnel involved in the project(s) with Hypercom shall be subject to the confidentiality provisions set forth in this Agreement.

4.3	Competing Products
[****].

[****] Confidential Treatment Requested
pg. 28

4.4	General Warranties

4.4.1	Title
MiTAC has the right, title, and interest to convey the Finished Products, and warrants that the Finished Products are free of all encumbrances.

4.4.2	Non-infringement
[****].

4.4.3	(Intentionally Left Blank)

4.4.4	Trojan Horse
[****].

4.4.5	Discontinuation of Manufacturing
MiTAC may not discontinue the manufacture or supply of Finished Products without Hypercom’s prior written consent. MiTAC shall also, at Hypercom’s request and at mutually-agreed cost and timing, provide MiTAC personnel at a Hypercom designated site to provide other functional liaison services to Hypercom, as Hypercom may reasonably require. Other services are addressed in the appropriate Articles in this Agreement.

5.	FORECASTS AND ORDERS

[****].

5.1	Forecasts

5.1.1	Forecasting
[****].

[****] Confidential Treatment Requested
pg. 29

5.1.2	Effect of Forecast
Unless otherwise provided for in this Agreement, all commitments for purchases of Finished Products discussed pursuant to this Agreement hereunder are only effective upon Hypercom’s issuance of a Purchase Order, Release Order or POR in accordance with Article 5.2.

5.1.3	Exceptions

If the Forecast for any period is reduced due a Warranty defect (where such Warranty defect caused a Hypercom customer to withdraw an expected order for Finished Products) or due to an Epidemic Failure, then Hypercom shall not be liable (under this Article or otherwise) for any Component or Finished Product costs or expenses related to such reduced Forecast.

5.2	Purchase Orders

The Parties agree that the terms and conditions contained in this Agreement prevail over any terms and conditions of any Purchase Order, acknowledgment form or other instrument.

5.2.1	Committed Period

[****].

5.2.2	Flexibility
[****].

[****] Confidential Treatment Requested
pg. 30

End of Life Liability. [****].

5.2.3	Purchase order rejection

MiTAC may reject any materially non-conforming Purchase Order (i.e. issue with prices, product identification, delivery date etc.).  MiTAC shall exercise its best efforts to notify Hypercom of the non-conforming Purchase Order by delivering a rejection notice to Hypercom with reasonable justification within [****] after receipt of the Purchase Order. When rejected, an order has to be rejected with specific reasons that are applicable and referenced in this contractual agreement or in the Development Agreement.

[****].

[****] Confidential Treatment Requested
pg. 31

5.2.4	Advance Purchase Orders

[****].

5.2.5	Purchase Order Cancellation
For cancelled Purchase Orders outside the flexibility parameters, i.e. any additional orders that are not within the percentage agreed between MiTAC and Hypercom in terms of flexibility, Hypercom will have no liability to MiTAC. Upon cancellation:

(a)	[****];

(b)	[****]; and

(c)	[****].

Any cancellation charges hereunder represent Hypercom’s sole and exclusive obligation and MiTAC’s sole and exclusive remedy in the event of any cancellation of a Purchase Order or Release by Hypercom pursuant to this Article 5.2.5.

[****] Confidential Treatment Requested
pg. 32

6.	PRODUCT COST, INVOICING AND PAYMENT TERMS

6.1	Basic Product Cost Process

The following process shall apply to the pricing of Finished Products:

6.1.1	Step 1 – Design Phase

Before design/development project kick-off, Hypercom defines target cost per product family using a “reference SKU”. Cost for other SKUs (variants) within this family will be derived from “reference SKU”. The rational behind Hypercom’s target cost will be explained and reviewed together with MiTAC. Target cost will have to be accepted by both parties.

[****].

Basic Pricing Formula

(a)        [****].

(b)        [****].

6.1.2	Step 2 – Change Notice-based Pricing Impact

In the phase between Hypercom’s acceptance of MiTACS’s quote (“step 1”) and start of mass production phase (“step 3”)., all potential product cost changes (e.g. resulting from engineering changes) must be quoted by MiTAC and approved by Hypercom to become effective by the start of the mass production phase.

[****] Confidential Treatment Requested
pg. 33

6.1.3	Step 3 – Production based quarterly pricing reductions

One of the key methods to be applied by Hypercom to ensure proper cost control, containment and reduction is through the sharing of information relating to Component costs. As part of this process MiTAC undertakes to provide the following:

i.	MiTAC shall provide the information required in T2 & T3 of Schedule 36 for each Finished Product;

ii.	Hypercom shall provide regular feedback to MiTAC on the pricing it has obtained from Hypercom negotiated vendors.

[****].

[****] Confidential Treatment Requested
pg. 34

6.2	MiTAC Price Adjustments

[****].

6.3	Currency

Unless otherwise agreed by both parties, the Parties agree that financial aspects of this project shall be quoted in US dollars.

6.4	Taxes
Finished Product prices are exclusive of all taxes, including country, state or local sales, use, property, excise, value added or similar taxes that may be levied as a result of sale or delivery of any Finished Product under this Agreement. MiTAC will charge such taxes separately on its invoices on all sales for which Hypercom has not provided valid exemption documentation. MiTAC shall be responsible for all taxes based upon its personal property ownership and gross or net income.

Hypercom agrees to pay all Taxes levied or based on the Finished Products, except for any tax levied or based on the applicable income or capital of MiTAC, its agents or employees. Any Taxes assessed to Hypercom will be separately stated on the invoice. MiTAC will not assess a Tax for which Hypercom has furnished to MiTAC a copy of a tax exemption certificate, certificate of authority, direct pay permit, or any equivalent document acceptable to the relevant taxing authority.

6.5	Invoicing and Payment
[****].

6.6	Most Favored Customer
MiTAC represents that the prices provided to Hypercom under this Agreement are as good as or better than the best terms offered by MiTAC to any commercial customer who has purchased the same or comparable Finished Products under similar (not exact) conditions, in similar (not exact) quantities during the then similar time period.

[****] Confidential Treatment Requested
pg. 35

6.7	Unscheduled Costs

Unscheduled costs are addressed in Schedule 39.

7.	RELATIONSHIP MANAGEMENT

7.1	Program Managers
Each Party shall appoint a program manager (“Program Manager”) who is primarily responsible for coordinating and overseeing each such Party’s activities under this Agreement. Each Program Manager is the primary commercial and technical liaison with the other Party for purposes of administering this Agreement. The Program Manager shall not have the authority to agree to amendments of this Agreement or any of its Schedules, but, as between the Parties, shall have the authority to agree to Finished Product Addenda and, except as otherwise provided in this Agreement, shall have the authority to give any approvals specified in this Agreement. [****]. Upon the Effective Date, each Party will designate its respective Program Managers, who will in turn meet to determine the processes, protocols, and procedures according to which they will carry out their liaison duties hereunder.

7.2	Resident Employees
Hypercom shall have the right to have a [****] resident on a part-time or full-time basis at the Facility agreed by MiTAC to serve as day-to-day technical and business liaisons with MiTAC (the “Resident Employees”). MiTAC shall provide the Resident Employees with reasonable on-site office space; access to reasonable IT and network connectivity, including telephones, telephone lines; and reasonable access to the Facility at reasonable charge to Hypercom in order to better facilitate a close and productive operational relationship between the Parties. Hypercom shall bear the costs of all the Resident Employees.

7.3	QBR
[****].  Unless otherwise mutually-agreed, the location shall alternate between Hypercom and MiTAC locations.  [****]. Each Party will bear its own costs of attending the QBR.  At each QBR, the Parties shall: (a) [****]; (b) [****]; and (c) discuss any other matters related to the Parties’ relationship as the Program Managers may deem appropriate. [****].

The Parties will work together to define a set of collaborative tools to facilitate the exchange of information.

7.4	KPIs
The KPIs shall constitute binding metrics for the assessment of MiTAC’s performance under this Agreement.  The Parties shall define the KPIs jointly as well as the score card that will be used to evaluate MiTAC’s performance with respect to the KPIs.  Once defined the KPIs and the related scorecard shall be added as Schedule(s) to this Agreement. For the subjective score, the Parties will review and agree together on a regular basis.

Each Party shall promptly notify the other Party as soon as it becomes aware that any KPI developed pursuant to this Agreement is not being met. [****].

[****].

[****] Confidential Treatment Requested
pg. 36

7.4.1
The Service Level Agreement provides for the provision of services in the following areas: New Product Introduction; Product Engineering; Manufacturing Process Development and Engineering; Quality Systems; Sourcing and Commodity Management; Documentation and Configuration Control.  This Service Level Agreement sets out the services to be performed by MiTAC, on behalf of Hypercom, and sets forth the performance measures for the evaluation of service quality.

7.4.2
The Supplier scorecard will provide [****] and evaluation of a vendor’s performance regarding on-time delivery, quality level, purchase price variance, and shipment conformance. Hypercom collects and monitors performance data that will aid Hypercom in obtaining the best value, including excellent performance, in its vendor partnerships.

7.5	IT Systems Support
MiTAC agrees to facilitate the communication and system logic links of specific IT functions and databases with Hypercom systems in accordance with Schedule 17, IT Infrastructure.  As with all schedules to this Agreement, Schedule 17 must be mutually agreed by both Parties. To the extent that any system integration activities are required to enable the foregoing, the Parties will cooperate to perform such integration activities in accordance with a mutually agreed statement of work and costing.

7.6	Data Security
Each party shall ensure data transmitted by the other party is secure from unauthorized access, use, and duplication by employees, or outside Parties through utilizing effective, standard information technology practices including password protection, data encryption and similar best practices. Each party shall also ensure data transmitted by the other party is stored, secured and backed-up regularly.

7.7	Traceability
MiTAC shall ensure traceability as specified in Schedule 5, Product Traceability. The relevant information shall be forwarded upon request to Hypercom, in a format to be agreed between the Parties.

[****] Confidential Treatment Requested
pg. 37

8.	INTELLECTUAL PROPERTY OWNERSHIP AND LICENSING

8.1	Intellectual Property Rights

[****].

[****].

The expiration or prior termination of this Agreement does not affect the validity of any license granted to Supplier Pre-Existing IP that is: i) in a deployed product; ii) in inventory; or iii) part of a work in process at the date of expiration or prior termination.  Such licenses shall continue on an irrevocable basis according to the terms of the grant described in above paragraph.

[****].

For purposes of this Agreement, all references in Article V of the Development Agreement to “Customer” shall be understood to refer to Hypercom and all references to “Supplier” shall be understood to refer to MiTAC.

8.2	Trademark License

Hypercom hereby authorizes MiTAC to use certain Hypercom trademarks for the sole purpose of manufacturing the Finished Products.  MiTAC shall ensure that each reference to and use of any of the Hypercom trademarks is in a manner approved by Hypercom.

MiTAC has no rights in any trade names, trademarks or service marks used by Hypercom in relation to the Finished Products or of the goodwill associated therewith, and MiTAC hereby acknowledges that, except as expressly provided herein, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in Hypercom.

MiTAC shall, at Hypercom’s expense, take all such steps as Hypercom reasonably requires to assist Hypercom in maintaining the validity and enforceability of Hypercom’s trademarks and other intellectual property.

Title to all Hypercom trademarks is and will remain in Hypercom, its parent company, affiliates or its licensors.  All rights related to trademark not expressly granted herein are reserved to Hypercom.

9.	QUALITY ASSURANCE

9.1	Quality System
MiTAC shall establish, implement and maintain throughout the Term a quality system which meets the requirements of ISO 9001:2008, as updated from time to time (and will attain ISO 14001 certification) and the Quality Management Plan. The overall Hypercom quality target is to accept only Finished Products fully conforming to the Specification. The Parties will provide a Quality Management Plan (Schedule 34). The Quality Management Plan must be mutually agreed to by the Parties prior to the start of mass production of each Finished Product.

[****] Confidential Treatment Requested
pg. 38

9.2	Inspection
Hypercom shall have the right to inspect Finished Products on MiTAC premises including the use of source inspection as and when it determines necessary in its sole discretion. If Hypercom determines that the Finished Products do not meet specifications or quality standards, MiTAC shall immediately implement corrective measures as directed by Hypercom and agreed to by MiTAC to bring the Finished Products into conformance.

9.3	Quality Issues
Should either Party become aware of any quality issues, design or manufacturing defect, or other issues, whether or not vendor-related which may impact MiTAC’s compliance with the Finished Product Specifications hereunder, then such Party shall promptly notify the other Party of the nature of such issues and provide the known technical details. Hypercom reserves the right to suspend Finished Product shipments until resolution of any of the above issues but the parties can agree to ship nonetheless pursuant to Schedule 40, Deviation Report.  If the issues relate to appearance items, such as a cosmetic irregularity, then the shipment will proceed but Hypercom and MiTAC shall then meet and confer to determine a course of action.

The Parties acknowledge that MiTAC has no responsibility for software issues other than items that are identified in R&R Table of the Development Agreement as Supplier Work Product Responsible Item.

9.4	MiTAC Corrective Action
Where problems or deficiencies are identified as provided for in this Article 9 and in Article 10, Hypercom may issue MiTAC Corrective Action Requests (“SCAR”) to MiTAC.  MiTAC shall immediately reply to a SCAR, and take immediate corrective action acceptable to Hypercom to prevent the recurrence of any and all deficiencies or problems identified in such SCAR.  MiTAC shall notify Hypercom as soon as a deficiency or problem identified in a SCAR is corrected.

The use of the corrective action report shall be as defined in Schedule 34.

For problems or deficiencies due to MiTAC’s internal issue, CAR action responsiveness (based on the class of the CAR and as measured from the issuance of the CAR) [****] unless otherwise negotiated and documented between Hypercom and the MiTAC. Containment measures shall be subject to the nature of the deficiencies noted and may be [****].

9.5	Test
MiTAC shall, at its cost, and prior to delivery to Hypercom, perform all applicable test and inspection procedures, as well tests and inspections required by Hypercom, relating to the Finished Product. MiTAC shall provide true and complete copies of all test and inspection documentation and records upon Hypercom’s written request.

9.6	Production and shipping hold
Production and shipping hold should be establish and agreed between MiTAC and Hypercom. Such situation may include significant changes in test yield, test results, intermittent, product or process security, critical material quality and field feedback.

10.	AUDITS AND INSPECTIONS

Periodically, Hypercom may, upon at least [****] prior written notice to MiTAC, audit inventories of Finished Products or Components held in MiTAC’s premises.

[****] Confidential Treatment Requested
pg. 39

Hypercom, or governmental or quasi-governmental certifying or regulatory bodies, may from time to time during the Term, during normal business hours and upon at least [****] prior written notice to MiTAC, with MiTAC’s full cooperation and assistance, enter and remain at MiTAC’s Facility, or any other premises or location approved by Hypercom where any Hypercom Material, Hypercom Equipment or a Finished Product may be stored or kept by MiTAC, to review, inspect, test and to conduct audits of: (a) the facilities, the Finished Products, MiTAC’s operations, the care and control of the Finished Products, the Hypercom Material and Hypercom Equipment and any non-Hypercom property used in the manufacture, test, package and supply of the Finished Products to Hypercom; (b) MiTAC’s quality control and other procedures (including without limitation restricted access, signage and security) all as necessary for Hypercom to confirm satisfy itself of MiTAC’s compliance with its obligations under this Agreement.  In addition, Hypercom may audit MiTAC’s sourcing methods and practices of Key Components in order to confirm the pricing accorded to Hypercom.  Hypercom shall also have the right to examine all applicable records and reasonable supporting data held by MiTAC to the extent within the permitted audit scope.  During the term of this Agreement, for any Finished Products or Services provided under this Agreement, MiTAC shall maintain complete and accurate books and records in connection with such items. [****]. In the event Hypercom’s customer or certifying organization requests a visit of MiTAC’s factory to clarify MiTAC’s quality processes, MiTAC will use its best effort to cooperate with such visit.

[****].

In the event the audit or visit will be conducted by a person/entity other than Hypercom, Hypercom shall ensure that such person/entity will act as Hypercom to strictly comply with the confidentiality obligation under this Agreement or the applicable NDA.

Each Party shall bear their respective costs incurred in connection with any audit or visit arising out of this Article 10.  For purpose of clarification, all third-party auditor related fees shall be borne by Hypercom.

11.	INDEMNITIES AND LIMITATION OF LIABILITY

For purposes of this Article 11, all references to “Customer” in Article VI of the Development Agreement shall be understood to refer to Hypercom and all references to “Supplier” shall be understood to refer to MiTAC.

11.1	Indemnities

[****].

[****] Confidential Treatment Requested
pg. 40

11.2	Product Liability

MiTAC agrees that, if (1) notified promptly in writing, (2) given sole control of the defense and all related settlement negotiations; (3) supported by Hypercom with related documents and/or information; and (4) reasonable cooperation and assistance is provided by Hypercom, it will defend Hypercom from any claim or action and will hold Hypercom harmless from any loss, damage or injury, including death, for defect arising from any causes solely or substantially attributable to MiTAC in the manufacturing process of Finished Products and in Supplier Work Product Responsible Items contained in the Finished Products.  The exclusions provided in Article 3.7.5 shall also apply to this Article 11.2.

[****].

11.3	Limitation of Liability
Except for each party’s obligations related to intellectual property or confidentiality under this Agreement, (1) in no event shall either Party, its directors, officers, employees, agents, contractors or other representatives be liable to the other for any special, consequential, incidental, exemplary or indirect costs, expenses or damages, including without limitation, litigation costs, installation and removal costs, loss of data, damage to property, loss of production or profit, arising under this Agreement, regardless of the cause of action (whether in contract, tort (including negligence), strict liability, or otherwise,) and even if a Party has been advised of the possibility of such costs or damages;(2) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST REVENUE OR PROFITS, DAMAGE IN REPUTATION, OR FOR ANY OTHER INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MITAC’S TOTAL LIABILITY TO HYPERCOM UNDER THIS AGREEMENT, WILL BE LIMITED TO [****] WHILE HYPERCOM’S TOTAL LIABILITY TO MITAC UNDER THIS AGREEMENT WILL BE LIMITED TO [****]. IN NO EVENT SHALL EITHER PARTY BRING ANY ACTION OR CLAIM ARISING OUT OF OR IN CONNECTION WITH THE NEXT GENERATION POS TERMINALS OR THIS AGREEMENT LATER THAN [****].

12.	CONFIDENTIALITY

12.1	Covered scope under confidentiality

All information exchanged by the Parties pursuant to this Agreement shall be covered by the Mutual Non-Disclosure Agreement for Strategic Information Exchanges version 1.14.09-1 dated January 21st 2009 - Agreement Number E090020020 executed between the Parties (“NDA”).

[****] Confidential Treatment Requested
pg. 41

13.	HYPERCOM AND MITAC-SUPPLIED ITEMS

13.1	Hypercom Specific Equipment

Hypercom may provide MiTAC with specific tooling or Hypercom’ proprietary items (“Hypercom Specific Equipment”) and/or MiTAC, at Hypercom' request, may design and/or manufacture specific tooling for production of the Finished Products and the terms and conditions related thereto shall be further specified accordingly in each Specific Project. Specific tooling and proprietary items shall remain the property of Hypercom (subject to Hypercom’s full payment of the corresponding tooling.) and shall be conspicuously labeled as such as required by Hypercom. They will be lent to MiTAC free of charge.

Subject to Hypercom’s full payment of the corresponding tooling, MiTAC shall identify and clearly mark all specific tooling as the property of Hypercom.

A list of specific tooling shall be regularly updated by MiTAC and made available to Hypercom.

Hypercom warrants that at the time of delivery of Hypercom Specific Equipment, Hypercom has free and clear title to such items or is otherwise legally entitled to submit such items to MiTAC.

All Hypercom Specific Equipment delivered to MiTAC shall be delivered DDP relevant MiTAC Company's premises according to Inco terms 2010 of the International Chamber of Commerce.

In the event of a defect in the Hypercom Specific Equipment, Hypercom and MiTAC shall mutually agree on the measures to be taken and related costs to repair or replace such defective items.

For the duration of this Agreement and during the reasonable lifetime of the Hypercom Specific Equipment, whichever is earlier, MiTAC shall, at its expense, take all the necessary measures to maintain in good operating conditions for mass production the Hypercom Specific Equipment and their technical data packs (including calibration) and to undertake any required preventative and corrective maintenance.  Notwithstanding the preceding, MiTAC is not responsible for any specific costs such as third party maintenance contracts and the like that it cannot manage with its own resources.

MiTAC shall be responsible for the safety of Hypercom Specific Equipment after MiTAC takes receipt of the Hypercom Specific Equipment. In the event of abnormal loss, damage, destruction or theft, MiTAC shall replace the Hypercom Specific Equipment or reimburse Hypercom at Hypercom’ option but in no event shall MiTAC’s liability for loss or damage of Hypercom Specific Equipment exceed the fair market value (deducting depreciation) of the items.

MiTAC shall not use or cause to be used any Hypercom Specific Equipment and proprietary items for any other purposes than those mentioned in Article 2.

MiTAC shall return all Hypercom Specific Equipment immediately upon Hypercom’s request.

13.2	Use of Hypercom Property

MiTAC shall not: (a) use any of Hypercom Property for any purpose other than to perform its obligations hereunder.

pg. 42

13.3	Mitac Equipment

MiTAC shall provide non-Product specific tooling at its expense, including, but not limited to assembly equipment, ICT testers, material handling equipment, general scopes and analyzers, and inspection equipment.

14.	INSURANCE REQUIREMENTS

14.1           During the Term, MiTAC, at its sole cost and expense, shall carry and maintain the following insurance coverage’s (insuring MiTAC, its agents, employees or associates) issued by insurance companies which are (a) licensed to conduct business in the jurisdiction in which the Finished Products or services are provided and (b) internationally reputable insurers with a minimum industry rating as is customary and acceptable in the industry under the prevailing circumstances.

14.2           Comprehensive general liability insurance covering all operations of MiTAC, including, but not limited to, Finished Products/completed operations, broad form property damage and blanket contractual liability specifically covering the indemnification provisions in Article 11 above, against claims for personal and bodily injury and property damage with a limit of not less [****].

14.3           Property insurance covering all real and personal property and inventory, including Finished Products, for “all risks” of physical loss or damage, including, subject to a minimum [****]. This insurance must cover (a) any equipment owned, leased or used by MiTAC to perform work or provide services under this Agreement (the “MiTAC Equipment”); and (b) property in the care, custody and/or control of MiTAC which is owned by Hypercom (the “Hypercom Property”).  This insurance must provide coverage on a replacement cost basis, and name Hypercom as a loss payee with respect to any loss or damage to Hypercom Property only.  MiTAC shall use the proceeds of the insurance referenced above to restore the manufacturing capacity which has been affected by the event giving rise to the payment of the insurance proceeds to MiTAC.

14.4           Certificate of Insurance.  MiTAC shall provide Hypercom with a Certificate of Insurance prior to or at inception of this Agreement evidencing the above insurance policies are in full force and effect.  The policies described in this Article shall name Hypercom as additional insured and shall stipulate that such insurance shall apply as primary and non-contributory to any insurance placed by Hypercom.  MiTAC shall require each insurer to give Hypercom [****] Days written notice before the policy or policies are cancelled or materially altered.  The foregoing requirements concerning the types and limits of insurance coverage to be maintained by MiTAC, and any approval or waiver of said insurance by Hypercom, is not intended to and shall not in any manner limit or qualify MiTAC’s liabilities and obligations whether imposed by law or assumed pursuant to this Agreement, including but not limited to the provisions concerning indemnification.

[****] Confidential Treatment Requested
pg. 43

15.	COMPLIANCE WITH LAWS

15.1	Improper Payments
Each Party specifically understands and agrees that none of them shall make any offer, payment, promise to pay or authorization of the payment of any money, or any offer, gift, promise to give, or authorization of the giving of anything of value, to any foreign official, any foreign political Party or foreign official thereof or any candidate for foreign political office, or any other person to influence or reward action or inaction respecting this Agreement or to seek an improper advantage (“Improper Payments”). In the previous sentence, the word “foreign” is construed from the perspective of the United States of America. Each Party represents and warrants that neither such Party nor any Affiliate, employee, agent or authorized representative of such Party nor any Affiliate, employee, agent or authorized representative of such Party has made any such Improper Payments.

15.2	Compliance with Standards and Laws
MiTAC shall comply with all applicable regulatory standards as set forth in Schedule 16. MiTAC shall identify and procure all required permits, certificates, licenses, insurance, approvals and inspections; and shall submit all reports, certifications, and other documents as required, including information related to the proper and safe handling of the Finished Products. Should MiTAC’s services hereunder require MiTAC to perform, support, or handle any importation of any item into the U.S., MiTAC shall cooperate with Hypercom to address the recommendations of U.S. Customs relative to its Customs-Trade Partnership Against Terrorism (C-TPAT) program and comply with said requirements of C-TPAT, or the relevant local law equivalent.   Any provision which is required to be a part of this Agreement by virtue of any law is incorporated herein by reference.  MiTAC shall conduct business ethically, follow generally accepted accounting practices, and will promote policies and practices requiring its employees, agents and contractors to conduct themselves in accordance with the requirements of this paragraph.  MiTAC and its employees, agents and contractors will adhere to Hypercom’s site security rules when visiting Hypercom premises. MiTAC will employ only persons who are fit and skilled in connection with the services provided hereunder.  As may also be indicated in Schedule 16, Safety and Regulatory Requirements, or in applicable Specifications, MiTAC warrants that all Finished Products and packaging material will comply with, the 1990 Clean Air Act, CTPAT, RoHS, WEEE, and FCC regulations and Finished Products will be listed or certified by a nationally recognized testing laboratory (if applicable to such Finished Products) with Hypercom’s name, Hypercom’s trade name, Hypercom’s trademark and file number.

16.	TERM AND TERMINATION

16.1	Term

Unless earlier terminated in accordance with its terms, this Agreement:

(a)	[****]; and

(b)	[****].

[****] Confidential Treatment Requested
pg. 44

16.2	Termination by Either Party

The Parties agree to incorporate by reference into this Agreement Article 7.02 (i) through (v) of the Development Agreement.  For purposes of this incorporation by reference all references to “Customer” in the Development Agreement shall be understood to refer to Hypercom and all references to “Supplier” shall be understood to refer to MiTAC.

In addition to the termination rights that flow from Article 7.02 (i) through (v) of the Development Agreement, Hypercom may terminate this Agreement immediately by written notice in the event of failure by MiTAC [****].

Notwithstanding termination or expiration of this Agreement, those provisions of this Agreement which, by their nature, are meant to survive any termination or expiration of this Agreement will so survive, including, but not limited to Article 1 (Definitions), Article 3.7 (Warranties), Article 8 (Intellectual Property), Article 11 (Indemnity and Liability), Article 12 (Confidentiality), Article 15 (Compliance with Laws), Article 16 (Term and Termination), Article 17 (Disputes) and Article 18 (Miscellaneous).

16.3	Consequences of Termination

16.3.1	Outstanding Orders
All Purchase Orders or Releases issued prior to the expiration, non-renewal or termination of this Agreement shall survive such termination.

16.3.2	Return of Hypercom Property
Except to the extent reasonably necessary for MiTAC to perform its post-termination obligations under this Agreement, within [****] of termination of this Agreement, MiTAC shall return to Hypercom all Hypercom Property and Confidential Information at no additional cost to Hypercom other than transportation charges. MiTAC shall return to Hypercom all copies in its possession, and shall deliver to Hypercom a certificate signed by an authorized senior officer of MiTAC certifying that all such material has been returned.

16.3.3	Transitional Services
In the event of the termination of this Agreement by either party, the Parties acknowledge that Hypercom may need to transition the Services provided hereunder from MiTAC to a third party.  To the extent there is no uncontested payment due from Hypercom, which payment Hypercom shall not unreasonably contest, MiTAC agrees to provide Hypercom with transitional services as requested by Hypercom (“Transitional Services”).  [****]. Such Transitional Services shall be provided at mutually agreed upon rates that shall not exceed the rates charged by MiTAC to other parties for equivalent or substantially similar services.

16.4	Effect of Termination
[****].

Unless otherwise agreed by the parties, Mitac shall have a right, at its sole discretion, to dispose any finished or unfinished products or other Hypercom properties in MiTAC's possession if such products or Hypercom properties have been left in MiTAC’s premises for more than [****] after the expiration or termination of this Agreement.  Termination of this Agreement shall not relieve either party of any obligation to make payments which may be owed to the other party under the terms of this Agreement.

[****] Confidential Treatment Requested
pg. 45

17.	DISPUTE RESOLUTION

17.1	Escalation
Before filing or initiating any suit, action, or legal proceeding relating to this Agreement, the Parties shall attempt in good faith to settle between the Parties hereto all disputes, controversies, or differences arising out of or relating to this Agreement (each a “Dispute”) in accordance with the following provisions.  First, the Parties shall each make available an executive of CEO or EVP-level seniority with authority to resolve such dispute (the “Executives”), and such Executives shall attempt to resolve the Dispute for a period of [****].  If the Executives are unable to resolve the Dispute during such [****] period to both Parties’ satisfaction, then either Party shall submit the dispute to non-binding mediation.  The Party that did not submit the Dispute to mediation shall have [****] to select in good faith an impartial unaffiliated third Party to act as mediator (the “Mediator”) and the Parties shall submit the Dispute to the Mediator for resolution.  For a period of [****], the Mediator shall have the exclusive right to mediate the Dispute.  Any meetings between the Parties held in conjunction with this dispute resolution process shall be held at a location to be mutually agreed upon by the Parties.  Each Party shall pay its own expenses and costs in connection with the presentation of such Party’s case.  The remaining costs of the mediation, including fees of the Mediator, shall be borne equally by the Parties.  If at the end of the period for mediation the Dispute remains unresolved, subject to Article 17.2 any Party may exercise its rights and remedies at law or in equity.

17.2	Arbitration
The Parties must use commercially reasonable efforts to resolve any disputes arising under or relating to this Agreement. In the event the Parties are not able to resolve such dispute pursuant to Article 17.1, either Party may, by issuing a notice to the other Party, settle such dispute by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in force, provided that arbitration proceedings may not be instituted until [****] after delivery of a notice of arbitration and where the other Party has not remedied the matter within said time period. Arbitration proceedings shall be held at a mutually agreed location.  The arbitration panel shall consist of one arbitrator as mutually agreed by the Parties, failing which, shall be appointed by the American Arbitration Association. The arbitrator shall have no power or authority to make awards or issue orders of any kind expressly excluded by this Agreement or to award punitive damages and shall have no power or authority to rule on any issues of intellectual property ownership.  The arbitrator shall provide a written decision setting forth the reasons for its ruling. Judgment upon the award rendered shall be final and binding and may be entered in any court having jurisdiction thereof. Both Parties shall share equally all costs and expenses of such arbitration proceedings, except that each Party shall bear its own costs and expenses of its attorneys and witness fees and for the preparation for such proceedings, including discovery. For greater certainty, all disputes arising in connection with this Agreement which a Party wishes to have adjudicated shall be submitted to confidential arbitration proceedings in accordance with this Article 17.2. Notwithstanding the foregoing, either Party may apply to any court of competent jurisdiction for preliminary or interim equitable relief, including, but not limited to, breach of the Parties obligations or duties in Articles 8 and 12.

[****] Confidential Treatment Requested
pg. 46

17.3	Limitations on Dispute Resolution
Notwithstanding the foregoing, either Party may at any time seek equitable relief without first attempting to resolve a dispute under Article 17.1 or Article 17.2 of this Agreement provided, however, that such Party notifies promptly the other Party in writing after filing any such action that seeks equitable relief. Additionally, neither Article 17.1 nor Article 17.2 shall serve to limit, restrict or prevent either Party from exercising any rights of termination that it possesses under and pursuant to the provisions of Article 16 of this Agreement.

18.	MISCELLANEOUS

18.1
MiTAC shall not, directly or indirectly, assign, transfer, divide share or sublicense any or all of its performance, rights or obligations arising hereunder to any third party (except to its Affiliate(s)) without Hypercom’s prior written consent. Hypercom shall not assign this Agreement to any third party without MiTAC’s prior written consent, which will not be unreasonable withheld or delayed. Any assignment in contravention of this provision shall be null and void.

18.2
Except to its Affiliate(s), MiTAC shall not be entitled to subcontract its obligations without the prior written consent of Hypercom. Such consent, if given, shall not relieve MiTAC of its liability and obligations under this Agreement or any Purchase Order(s) and, consequently, MiTAC is and shall remain solely and fully liable for any work performed by its own personnel and by any subcontractor(s).

18.3	(Intentionally Left Blank)

18.4
This Agreement, together with all exhibits and schedules hereto, and Development Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter. Any changes to the Agreement must be in writing and signed by authorized representatives of the Parties. In all respects, this Agreement shall govern, and any other documents including, without limitation, preprinted terms and conditions on Customer's Purchase Orders shall be of no effect.

18.5
Neither party shall be in default for any failure or delay in delivery, performance, or cure of breach hereunder when such failure or delay is the result of one of the following force majeure events (“Force Majeure”):

(i)	acts of God, fire, or the public enemy;
(ii)	acts of government in either its sovereign or contractual capacity;
(iii)	unforeseeable shortages of material or supplies resulting from catastrophic events;
(iv)	freight embargoes; and
(v)	riots, mutinies, civil commotion, war or war-like operations, sabotage and the like.

The party relying on this Article 18.5 shall notify the other party and duly verify the beginnings and duration of such events.

18.6
The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Articles, articles, exhibits, and schedules shall, unless otherwise provided herein, refer to Articles and articles hereof and exhibits and schedule attached hereto, all of which are incorporated herein by this reference.

pg. 47

18.7
Governing Law : This Agreement shall in all respects be governed by and construed under the laws of New York without application of the rules on conflicts of laws or the UN Treaty on the International Sale of Goods.

18.8
All legal notices required or permitted under this Agreement will be in writing and be sent to the receiving party's address as set forth below or to such other address that the receiving party may provide for purpose of notice as provided in this Article.

The Senior Executive Contact shall be as follows:

For Customer:

- [****].

For MiTAC:

- [****].

The Legal Contact shall be as follows:

For Customer:

- [****].

For MiTAC:

- [****].

All reports, requests, acceptances, rejections and other project communications shall be sent to the Project Coordinator (s) designated by the other party.

18.9
Any failure on the part of either party to enforce at any time or for any period of time, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

18.10
The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, or agency relationship between the Parties. Hypercom and MiTAC acknowledge and agree that they do not have the authority to make and shall not make any representation to any third party, directly or indirectly, indicating that they have the authority to act for or on behalf of the other party or to obligate the other party in any manner whatsoever.

18.11	If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

18.12
No Publicity.  Neither Party shall publicize nor disclose the existence or terms of this Agreement nor the transactions contemplated hereby, to any third party, other than on a confidential basis to its legal and financial advisors, without the prior written consent of the other, save and except as may be required by law.  Without limitation, no press releases, public announcements or public displays of any Finished Products made specifically for Hypercom shall be made without the mutual written agreement of both parties, such consent not to be unreasonably withheld.

18.13	Conflicts or Inconsistencies. [****].

[****] Confidential Treatment Requested
pg. 48

18.14	Hypercom may assign, transfer or sublicense any of its rights hereunder to any company part of Hypercom Group.

IN WITNESS WHEREOF the Parties duly authorized representatives hereto have executed this Agreement as of the Effective Date.

Hypercom Corporation		MiTAC International Corporation
By:	/s/ Thomas B. Sabol	By:	/s/ [****]
Name:	Thomas B. Sabol	Name:	[****]
Title:	CFO	Title:	[****]

[****] Confidential Treatment Requested
pg. 49

19.	LIST OF SCHEDULES AS OF THE EFFECTIVE DATE.)

[****]

[****] Confidential Treatment Requested
pg. 50